Exhibit 99.1

Plum Creek Timber Company, Inc. 999 Third Avenue, Suite 4300 Seattle, WA 98104 206 467 3600

For more information contact:
For immediate release	Investors: John Hobbs 1-800-858-5347
October 24, 2011	Media: Kathy Budinick 1-888-467-3751

Plum Creek Timber Company, Inc. Reports Results for Third Quarter 2011

SEATTLE - Plum Creek Timber Company, Inc. (NYSE: PCL) today announced third quarter earnings of $50 million, or $0.31 per diluted share, on revenues of $293 million. Earnings for the third quarter of 2010 were $32 million, or $0.20 per diluted share, on revenues of $259 million.

Earnings for the first nine months of 2011 were $132 million, or $0.81 per diluted share, on revenues of $852 million. Earnings for the first nine months of 2010 were $154 million, or $0.94 per diluted share, on revenues of $834 million. Results for the first nine months of 2010 include an $11 million ($0.07 per diluted share) after-tax gain on the first-quarter sale of certain natural gas assets. As a result, income from continuing operations for the first nine months was $143 million, or $0.88 per diluted share.

Cash provided by operating activities during the first nine months of 2011 totaled $294 million. The company ended the third quarter with $291 million in cash and cash equivalents.

“Business conditions were largely unchanged during the past quarter, with relatively attractive pulpwood markets in most regions, healthy sawlog markets in the Northwest and Northeast and continued weak sawlog markets in the South. Our results for the quarter came in much as we anticipated,” said Rick Holley, president and chief executive officer.

“The company's balance sheet remains healthy and we continue to have excellent financial flexibility. We continue to manage our portfolio of timber and land assets to maximize the long-term value of the company on a per-share basis. Consistent with this strategy, we completed the acquisition of 50,000 acres of timberlands in Georgia and Alabama during the quarter in addition to repurchasing nearly $25 million of stock,” continued Holley.

Review of Operations

The Northern Resources segment reported a $7 million operating profit during the quarter compared to the $5 million profit for the same period of 2010. Northern Resources sawlog prices were more than $4 per ton (7 percent) higher than those experienced during the third quarter of 2010. Pulpwood prices also increased, up $3 per ton (8 percent) due to continued good demand from pulpwood customers in the Lake States and Northeast regions. As planned, the Northern Resources' total harvest volume was 1,161,000 tons, approximately 100,000 tons higher than 2010's third quarter harvest. Sawlog prices and volumes were higher than last year, due primarily to increased log demand from China.

Operating profit in the Southern Resources segment was $21 million for the third quarter of 2011

Exhibit 99.1

compared to $25 million for the same period of 2010. Average prices for pulpwood held steady while average sawlog prices increased approximately $1 per ton compared to the second quarter. However, prices for both products were lower than last year due to favorable supply conditions caused by abnormally dry weather conditions. Sawlog prices were $3 per ton (15 percent) lower, while pulpwood prices were $2 per ton (17 percent) lower than the average prices for the third quarter of 2010. Pulpwood prices remain attractive by historic standards in the South, and the company continued to focus its harvest activity on thinning stands that maximize pulpwood production. As a result, the mix of sawlogs (41 percent) and pulpwood (59 percent) harvested was similar to the third quarter of 2010, but significantly weaker than the long-term expected mix of 50/50 for the segment. Total third quarter harvest volumes in the segment were approximately 3.1 million tons, approximately 240,000 tons higher than those of the third quarter of 2010.

The Real Estate segment reported total revenue of $67 million and operating income of $46 million. Third quarter 2010 Real Estate segment revenue was $39 million resulting in operating income of $19 million.

The company sold approximately 36,000 acres of lands during the quarter. Land values were similar to those of the past several quarters. Sales consisted of approximately 24,500 acres of recreation lands with average values of $1,950 per acre, and 11,525 acres of small, non-strategic lands valued at approximately $1,230 per acre. Conservation sales consisted of 370 acres at an average value of $1,270 per acre.

The Manufacturing segment reported a $3 million operating profit, down $4 million from the $7 million profit reported during the third quarter of 2010. Lumber prices and sales volumes were similar to those of the third quarter of 2010. Profitability in the segment's panel businesses declined due to lower prices and sales volumes when compared to the third quarter of 2010. MDF prices were approximately 4 percent lower, and MDF sales volumes were approximately 2 percent lower than the same period of 2010. Plywood volumes were approximately 6 percent lower, while plywood prices were approximately 2 percent lower.

Capital Allocation

During the third quarter, the company completed the acquisition of 50,000 acres of timberlands located in Georgia and Alabama for approximately $75 million.

In addition, the company repurchased approximately 670,000 shares of common stock at an average price of $34.87 per share. At the end of the quarter, settlement had occurred on $15 million of the shares repurchased. The company has approximately $175 million remaining in its current share repurchase authorization, and 161.6 million shares outstanding.

Outlook

Overall, timber and rural land markets appear to be stable and the company does not expect to experience meaningful improvement in its markets during the coming quarter.

The company expects to harvest approximately 4 million tons of timber during the fourth quarter. As a result, the full-year 2011 harvest is expected to be similar to 2010's 15.4 million tons.

Fourth quarter revenues in the Real Estate segment are expected to be between $85 and $95 million. The Manufacturing segment results are expected to soften, but remain profitable during the fourth quarter.

Exhibit 99.1

The company expects to report fourth-quarter income between $0.37 and $0.42 per share, resulting in full-year 2011 income from continuing operations between $1.18 and $1.23 per share.

“During these challenging economic times, Plum Creek is fortunate to own a diversified portfolio of hard assets that provides operational and financial flexibility and is an excellent store of value for its owners,” Holley continued. “Actively managing the portfolio to protect and grow the long-term value of an investment in Plum Creek is our primary job. We remain disciplined in allocating capital, investing in silviculture practices that enhance the productivity of our forests, acquiring lands that will earn above cost-of-capital returns, repurchasing shares, and reducing debt - whichever provides the highest return opportunity.”

Earnings Conference Call and Supplemental Information

Plum Creek will hold a conference call today, Oct. 24, at 5 p.m. EDT (2 p.m. PDT). A live webcast of the conference call may be accessed through Plum Creek's Web site at www.plumcreek.com by clicking on the “Investors” link.

Investors without internet access should dial 1-800-572-9852 at least 10 minutes prior to the start time, referencing Plum Creek's earnings. Those wishing to access the call from outside the United States/Canada should dial 1-706-645-9676, also referencing Plum Creek's earnings. Replay of the call will be available for 48 hours after completion of the live call and can be accessed at 1-800-642-1687 or 1-706-645-9291 (international calls), using the code 69757981.

Supplemental financial information for Plum Creek operations, including statistical data, is available in the “Investors” information section of Plum Creek's Web site at www.plumcreek.com.

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Plum Creek is the largest and most geographically diverse private landowner in the nation with approximately 6.7 million acres of timberlands in major timber producing regions of the United States and wood products manufacturing facilities in the Northwest.  For more information, visit www.plumcreek.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seek," "approximately," "intends," "plans," "estimates," or "anticipates," or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition strategy, the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses, and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions prove to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In Millions, Except Per Share Amounts)	Nine Months Ended September 30,
	2011	2010
REVENUES:
Timber	$421	$429
Real Estate	208	181
Manufacturing	208	208
Other	15	16
Total Revenues	852	834

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	327	317
Real Estate	68	69
Manufacturing	190	184
Other	1	1
Total Cost of Goods Sold	586	571
Selling, General and Administrative	77	70
Total Costs and Expenses	663	641

Other Operating Income (Expense), net	3	9

Operating Income	192	202

Equity Earnings from Timberland Venture	44	44

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	61	59
Interest Expense (Note Payable to Timberland Venture)	43	43
Total Interest Expense, net	104	102

Income before Income Taxes	132	144

Provision for Income Taxes	—	1

Income from Continuing Operations	132	143

Gain on Sale of Properties, net of tax	—	11

Net Income	$132	$154

PER SHARE AMOUNTS:

Income from Continuing Operations – Basic	$0.81	$0.88
Income from Continuing Operations – Diluted	$0.81	$0.88

Net Income per Share – Basic	$0.81	$0.95
Net Income per Share – Diluted	$0.81	$0.94

Weighted-Average Number of Shares Outstanding
– Basic	161.9	162.2
– Diluted	162.2	162.5

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In Millions, Except Per Share Amounts)	Quarter Ended September 30,
	2011	2010
REVENUES:
Timber	$154	$145
Real Estate	67	39
Manufacturing	67	70
Other	5	5
Total Revenues	293	259

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	119	108
Real Estate	19	18
Manufacturing	62	62
Other	—	—
Total Cost of Goods Sold	200	188
Selling, General and Administrative	24	20
Total Costs and Expenses	224	208

Other Operating Income (Expense), net	—	—

Operating Income	69	51

Equity Earnings from Timberland Venture	14	15

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	20	20
Interest Expense (Note Payable to Timberland Venture)	14	14
Total Interest Expense, net	34	34

Income before Income Taxes	49	32

Benefit for Income Taxes	(1)	—

Net Income	$50	$32

PER SHARE AMOUNTS:

Net Income per Share – Basic	$0.31	$0.20
Net Income per Share – Diluted	$0.31	$0.20

Weighted-Average Number of Shares Outstanding
– Basic	161.9	161.6
– Diluted	162.2	161.8

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In Millions, Except Per Share Amounts)	September 30, 2011	December 31, 2010
ASSETS
Current Assets:
Cash and Cash Equivalents	$291	$252
Accounts Receivable	36	21
Inventories	44	49
Deferred Tax Asset	7	7
Assets Held for Sale	34	57
Other Current Assets	15	24
	427	410

Timber and Timberlands, net	3,443	3,405
Property, Plant and Equipment, net	140	146
Equity Investment in Timberland Venture	189	201
Deferred Tax Asset	8	10
Investment in Grantor Trusts (at Fair Value)	36	35
Other Assets	39	44
Total Assets	$4,282	$4,251

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$395	$94
Line of Credit	302	166
Accounts Payable	27	25
Interest Payable	26	23
Wages Payable	16	23
Taxes Payable	17	12
Deferred Revenue	33	25
Other Current Liabilities	8	7
	824	375

Long-Term Debt	1,294	1,643
Note Payable to Timberland Venture	783	783
Other Liabilities	80	76
Total Liabilities	2,981	2,877

Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.01 Par Value, Authorized Shares – 75.0, Outstanding – None	—	—
Common Stock, $0.01 Par Value, Authorized Shares – 300.6, Outstanding (net of Treasury Stock) – 161.6 at September 30, 2011 and 161.6 at December 31, 2010	2	2
Additional Paid-In Capital	2,258	2,243
Retained Earnings (Accumulated Deficit)	(21)	51
Treasury Stock, at Cost, Common Shares – 26.6 at September 30, 2011 and 26.2 at December 31, 2010	(927)	(911)
Accumulated Other Comprehensive Income (Loss)	(11)	(11)
Total Stockholders’ Equity	1,301	1,374
Total Liabilities and Stockholders’ Equity	$4,282	$4,251

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
(In Millions)	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$132	$154
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	70	72
Basis of Real Estate Sold	57	57
Equity Earnings from Timberland Venture	(44)	(44)
Distributions from Timberland Venture	56	56
Deferred Income Taxes	2	1
Gain on Sale of Properties and Other Assets	—	(13)
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	14	5
Pension Plan Contributions	(3)	(4)
Working Capital Changes	—	12
Other	10	16
Net Cash Provided By Operating Activities	294	312

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures (Excluding Timberland Acquisitions)	(43)	(51)
Timberlands and Minerals Acquired	(88)	—
Proceeds from Sale of Properties and Other Assets	—	13
Other	—	1
Net Cash Used In Investing Activities	(131)	(37)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(204)	(205)
Borrowings on Line of Credit	1,097	1,505
Repayments on Line of Credit	(961)	(1,505)
Principal Payments and Retirement of Long-Term Debt	(49)	(53)
Proceeds from Stock Option Exercises	9	2
Acquisition of Treasury Stock	(16)	(51)
Net Cash Used In Financing Activities	(124)	(307)

Increase (Decrease) In Cash and Cash Equivalents	39	(32)
Cash and Cash Equivalents:
Beginning of Period	252	299

End of Period	$291	$267

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Quarter Ended September 30,
(In Millions)	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$50	$32
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	26	24
Basis of Real Estate Sold	14	14
Equity Earnings from Timberland Venture	(14)	(15)
Distributions from Timberland Venture	28	28
Deferred Income Taxes	(2)	—
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	2	(1)
Pension Plan Contributions	(3)	(4)
Working Capital Changes Impacting Cash Flow:
Like-Kind Exchange Funds	35	—
Other Working Capital Changes	(4)	19
Other	5	8
Net Cash Provided By Operating Activities	137	105

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures (Excluding Timberland Acquisitions)	(15)	(20)
Timberlands and Minerals Acquired	(76)	—
Other	—	1
Net Cash Used In Investing Activities	(91)	(19)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(68)	(69)
Borrowings on Line of Credit	542	368
Repayments on Line of Credit	(467)	(368)
Acquisition of Treasury Stock	(15)	—
Net Cash Used In Financing Activities	(8)	(69)

Increase (Decrease) In Cash and Cash Equivalents	38	17
Cash and Cash Equivalents:
Beginning of Period	253	250

End of Period	$291	$267